PRICEWATERHOUSECOOPERS

                                                     PRICEWATERHOUSECOOPERS LLP
                                                     100 East Wisconisn Avenue
                                                     Suite 1500
                                                     Milwaukee WI  53202
                                                     Telephone (414) 212 1600



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 5, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of Strong Municipal Advantage Fund, Strong Municipal Money Market Fund and Strong Short-Term High Yield Municipal Fund (three of the portfolios constituting the Strong Municipal Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 23, 2001